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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus of Michaels Stores, Inc. for the registration of shares of its common stock pertaining to the Michaels Stores, Inc. Amended and Restated 2001 Employee Stock Option Plan of our report dated March 4, 2002, with respect to the consolidated financial statements of Michaels Stores, Inc. included in its Annual Report (Form 10-K) for the year ended February 2, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP Ernst & Young LLP

Dallas, Texas
July 25, 2002

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CONSENT OF INDEPENDENT AUDITORS